BIOSPECIFICS TECHNOLOGIES CORP.

                             1997 STOCK OPTION PLAN

          1. Name and Purpose. The purpose of this Plan, which shall be known as the "BioSpecifics Technologies Corp. 1997 Stock Option Plan" (the "Plan"), is to advance the interests of BioSpecifics Technologies Corp. (the "Company") by providing a material incentive for the continued services of those key employees, independent agents, consultants, attorneys and directors of the Company or its Subsidiaries who made significant contributions toward the Company's success and development, by encouraging those key employees, independent agents, consultants, attorneys and directors to increase their proprietary interest in the Company and by attracting new, able executives to employment with the Company or its Subsidiaries.

          2. Definitions. For purposes of this Plan, the following terms, when capitalized, shall have the meanings designated herein unless a different meaning is plainly required by the context.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Committee" shall mean a Stock Option Committee of not less than two directors of the Company, each of whom is a "non-employee" director within the meaning of Rule 16b-3(c) under the Exchange Act and/or an "outside director" within the meaning of Section 162(m)(4)(c)(I) of the Code and the Treasury Regulations issued thereunder.

               (d) "Common Shares" shall mean the shares of the Company's common stock, par value $.001 per share.

               (e) "Consultant" shall mean any independent agent, consultant or attorney to or for the Company or a Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

               (f) "Effective Date" shall mean the date on which this Plan shall have been approved by the directors and shareholders of the Company.

               (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (h) "Fair Market Value" of the Common Shares on a certain date shall mean, if the Common Shares are listed on the National Association of



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Securities  Dealers Automated  Quotation System  ("NASDAQ"),  the average of the closing bid and ask prices as quoted on NASDAQ on the date specified, or if the Common Shares are not quoted on NASDAQ on such date, on the next preceding date on which the Common Shares are traded. If the Common Shares are not listed on NASDAQ, then "Fair Market Value" of the Common Shares on a certain date shall be that value which the Board or the Committee determines, in good faith, to be the fair market value of the Common Shares on such date.

               (i) "Key Employee" shall mean any employee of the Company or a Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

               (j) "Non-Qualified Stock Options" shall mean those options granted by the Company pursuant to this Plan which do not qualify for favorable tax treatment under Section 422 of the Code.

               (k) "Participant" shall mean a Key Employee, Participating Director or Consultant selected by the Board to receive options, whether Qualified Incentive Stock Options or Non-Qualified Stock Options, granted under this Plan.

               (l) "Participating Director" shall mean any director of the Company or any Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

               (m) "Qualified Incentive Stock Options" shall mean those options granted by the Company pursuant to this Plan which qualify for favorable tax treatment under Section 422 of the Code.

               (n) "Retirement" shall mean retirement (i) on or after age 55 with 20 or more years of service, (ii) on or after age 60 or (iii) with the consent of the Committee.

               (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          3.   Administration; Selection of Participants.

               (a) This Plan shall be administered by the Committee or, with respect to non-employee directors, the Board, which shall select the Participants and shall grant to the Participants stock options under, and in accordance with, the provisions of this Plan. If the Committee is administering


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the Plan, it shall report all action taken by it to the Board which shall review and ratify or approve those actions which are required by law to be so reviewed and ratified or approved by the Board. To the extent the Committee administers this Plan, all references herein to the "Board" shall mean the "Committee." The stock options granted under this Plan may be either Qualified Incentive Stock Options or Non-Qualified Stock Options, within the discretion of the Board. Non-Qualified Stock Options may be granted to any Participant, including Key Employees, Consultants and Participating Directors. Qualified Incentive Stock Options may be awarded only to Key Employees (including directors who are Key Employees).

               (b) Subject to the express provisions of this Plan, the Board shall have authority to (i) adopt regulations and procedures which are consistent with the terms of this Plan; (ii) adopt and amend stock option agreements between the Company and a Participant as they deem advisable and to determine the terms and provisions of such stock option agreements, including the number of shares with respect to which options are granted to a Participant, the option price for such shares, and the date or dates when the option or parts of it may be exercised, the restrictions applicable thereto, which need not be identical, and which terms shall comply with any applicable requirements of Paragraph 5 below; (iii) construe and interpret such stock option agreements and to impose therein such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the federal securities laws and with the securities laws of the various states may be assured; and (iv) make all other determinations necessary or advisable for administering this Plan. All decisions and interpretations made by the Board shall be binding and conclusive on all Participants, their legal representatives and beneficiaries.

          4.   Shares Subject to the Plan.

               (a) The Shares to be issued and delivered by the Company upon exercise of options granted under this Plan (whether Qualified Incentive Stock Options or Non-Qualified Stock Options) are the Common Shares, which may be either authorized but unissued shares, or treasury shares, in the discretion of the Board.

               (b) The aggregate number of the Common Shares which may be issued under this Plan shall be 500,000; subject, however, to the adjustments provided in Paragraphs 10 and 18 after the Effective Date. The Board may, from time to time, increase the number of Shares available for grant under this Plan.

               (c) Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.

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               (d) During  any  calendar  year,  no  Participant  may be granted options pursuant to this Plan on more than 350,000 Common Shares subject to the adjustments provided in Paragraphs 10 and 18 after the Effective Date.


          5. Terms of Options. Options granted under this Plan shall be evidenced by stock option agreements authorized by the Board and executed by a duly authorized officer of the Company. Such stock option agreements shall contain such terms as the Board shall determine, subject to the following limitations and requirements:

               (a) Option Price: The option price per Common Share shall be not less than 100% of the Fair Market Value of the Common Shares on the date of grant of such option; provided, however, that the option price of any Qualified Incentive Stock Options granted to any stockholder of the Company who owns at least 10% of the Common Shares shall not be less than 110% of such Fair Market Value.

               (b) Period within which option may be exercised: In general, options granted under this Plan will become exercisable in four equal, annual installments commencing one year after the date the option is granted, although the Board, in its discretion, may provide for different vesting schedules. Each option granted under this Plan shall terminate (become non-exercisable) after the expiration of ten years from the date of grant of such option; provided, however, that Qualified Incentive Stock Options granted to any stockholder of the Company who owns, at the time of grant, at least 10% of the Common Shares, shall terminate after the expiration of five years from the date of grant of such option.

               (c) Termination of option by reason of termination of employment, consultancy or directorship: Upon termination of a Key Employee's employment with the Company or a Subsidiary, all options granted under this Plan to such Participant which are not exercisable on the date of such termination shall immediately terminate, and any remaining exercisable options shall terminate if not exercised before the expiration of the applicable period specified below, or at such earlier time as may be applicable under subparagraph 5(b) above:

                    (i)  No  later  than   thirty  (30)  days   following   such
               termination of employment if such termination was not a result of death or retirement of the Participant.

                    (ii) No later than six (6) months following such termination of employment if such termination was because of death, or because of retirement under the provisions of any retirement plan of the Company or any Subsidiary, or with the consent of the Company.

          Whether time spent on leave of absence granted by the Company or any Subsidiary shall contribute continued employment for purposes of this Plan shall be determined by the Board in its sole discretion.

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          Notwithstanding the foregoing,  the Board may, in its sole discretion, impose more restrictive conditions on the exercise of an option granted under this Plan, including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, resale restrictions, federal or state securities laws and providing for no exercise of any option after termination of a Key Employee's employment. Any and all such conditions shall be specified in the stock option agreement limiting and defining such option.

          The Board may, in its sole discretion, impose similar conditions upon the exercise of any options granted to Consultants or to Participating Directors (who are not Key Employees), but is not required to do so.

               (d) Non-transferability: No option under this Plan shall be assignable or transferable except, in the event of the death of a Participant, by his or her will or by the laws of descent and distribution. In the event of the death of a Participant, the representative or representatives of his or her estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his or her stock options granted under this Plan, may exercise any of the unexercised options or part thereof prior to the expiration of the applicable exercise period, as specified in sub-paragraphs 5(b) and 5(c) above, or in the stock option agreement relating to such options. No transfer of an option by a participant by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such option.

               (e) More than one option granted to a Participant: More than one option, and more than one form of option, may be granted to a Participant under this Plan.

               (f) Partial exercise: Unless otherwise provided in the stock option agreement, any exercise of an option granted under this Plan may be made in whole or in part.

               (g)  Limitation on Amount of Qualified  Incentive  Stock Options:
The aggregate fair market value (determined at the time the option is granted) with respect to which Qualified Incentive Stock Options become exercisable by a Participant for the first time during any calendar year (including all such plans of the Company and its Subsidiaries) shall not exceed $100,000.

          6. Period of Granting Options. No option shall be granted under this Plan subsequent to ten years after the Effective Date.

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          7. No  Effect  Upon  Employment  Status.  The fact  that an  employee, independent agent, consultant, attorney or director has been selected as a Participant shall not limit or otherwise qualify the right of his or her employer to terminate his or her employment, engagement or directorship at any time.

          8. Method of Exercise. Any option granted under this Plan may be exercised by written notice to the Secretary of the Company, signed by the Participant, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall be accompanied by the payment, in cash, and/or, as provided below, in the Common Shares, of the full option price for such shares. At the written request of the Participant and upon approval by the Board, shares acquired pursuant to the exercise of any option may be paid for at the time of exercise by the surrender of Common Shares held by or for the account of the Participant at the time of exercise (for Qualified Incentive Stock Options only to the extent permitted by subsection (c) (4) of Section 422 of the Code, without liability to the Company). In such case, the fair market value of the surrendered shares shall be determined by the Board as of the date of exercise in the same manner as such value is determined upon the grant of an option. A certificate or certificates for the Common Shares purchased through the exercise of an option shall be issued in the regular course after the exercise of the option and payment therefor. The Company shall be afforded reasonable opportunity after exercise of any option to comply with any requirements for stock exchange listing, for registration under applicable securities or other laws and for compliance with other laws and regulations, if any, before issuance of the shares being purchased on such exercise. During the option period, no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

          9. Implied Consent of Participants. Every Participant, by his or her acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

          10. Share Adjustments. In the event there is any change in the Common Shares resulting from stock splits, stock dividends of more than 5% in any year, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Board in (1) the number of shares available for option under this Plan, (2) the number of shares subject to options granted under this Plan, and (3) the option price of optioned shares.

          11. Merger, Consolidation, or Sale of Assets. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (herein referred to as "successor employer corporation"), such successor employer corporation may obligate itself to continue this Plan and to assume all obligations under this Plan (for Qualified Incentive Stock Options, in a manner consistent with the provisions of
Section 424(a) of the Code, or the provisions of that Section as it may be hereafter amended or as it may be replaced by any other section or sections of the Code of like intent or purpose). In the event that such successor employer corporation does not obligate itself to continue this Plan as above provided,

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this Plan shall terminate upon such consolidation,  merger or transfer,  and any option previously granted hereunder shall terminate. If practical, the Company shall give each Participant twenty (20) days' prior notice of any possible transaction which might terminate this Plan and the options previously granted hereunder.

          12. Conflicting Provisions. In case of any conflict between the provisions of this Plan and the provisions of a stock option agreement entered into pursuant to this Plan, the provisions of this Plan shall control.

          13. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability for any act or thing done or left undone with respect to the price, time, quality, or other conditions and circumstances of the purchase of shares under the terms of this Plan, so long as the Company acts in good faith.

          14. Use of Proceeds. The proceeds received by the Company from the sale of stock under this Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board shall direct.

          15. Tax Treatment. With respect to Qualified Incentive Stock Options, this Plan is intended to comply with the provisions of Section 422 of the Code. Any provisions of this Plan which conflict with the provisions of Section 422 shall be deemed to be hereby amended so as to comply therewith.

          16. Law Governing. This Plan and the rights of all persons hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          17. Securities Laws. The Board shall take all necessary or appropriate actions to ensure that all option grants and all exercises thereof under this Plan are in full compliance with all federal and state securities laws.

          18. Withholding and Deductions. Notwithstanding anything to the contrary contained herein, if at any time specified herein for the making of any payment of cash or any delivery of Option stock to any person, by reason of the grant of an option, the exercise thereof, or otherwise, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for any taxes or take any other action in connection with the payment or delivery then to be made, such payment or delivery, as the case may be, shall be deferred until such withholding or deduction shall have been adequately provided for, in the opinion of the Board. 18.


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          19. Amendment and Termination. The Board may alter, amend or terminate this Plan at any time, or from time to time, without obtaining any approval of the Company's shareholders; except that this Plan may not be amended to (a) change the option price of optioned shares (excepting proportionate adjustments made under Paragraph 10); (b) change the requirement that the option price per Common Share not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted (or less than 110% in the case of 10% stockholders being issued Qualified Incentive Stock Options); (c) to extend the time within which options may be granted or the time within which a granted option may be exercised; or (d) to change, without the consent of the Participant, any option previously granted to him or her under this Plan, except as provided herein. If this Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms, except as provided in paragraph 11 above.

          20. Variations in Pronouns. Whenever used in this Plan, unless the context otherwise requires, words used in the singular shall also include the plural, and words used in the masculine gender shall also include the feminine or neuter gender.

          21. Captions and Headings. The Paragraph and subparagraph headings and captions are for reference purposes only and shall not in any way affect the meaning or interpretation of any such Paragraph or subparagraph of this Plan.












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